2022 Second Quarter Earnings Webcast July 28, 2022 Sunrise from Swords Park | Billings, MT

Presenting Today 2 Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date of this document unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward- looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s 10-K and 10-Q along with other public filings with the SEC. Bob Rowe CEO Crystal Lail Vice President & CFO Brian Bird President & COO

Financial results in line with expectations for the quarter… • Net income of $29.8 million or $0.54 diluted earnings per share • Non-GAAP EPS of $30.1 or $0.54 diluted earning per share • Expected long-term annual EPS growth rate of 3% - 6% • Reaffirming full year non-GAAP guidance of $3.20 - $3.40 per diluted share $582 million capital plan for 2022 remains on track… May 2022 commercial operation of the 58 megawatt Bob Glanzer Generating Station… Exceptional employee response and operational performance following extreme weather events in Montana and South Dakota… Ongoing Dividend Commitment… • Quarterly dividend of $0.63 per share payable September 30, 2022 (9/15/22 record date) Recent Highlights 3

Summary Financial Results 4 (1) (Second Quarter) (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure.

EPS Bridge to Second Quarter 2022 5 Second quarter earnings in line with our expectations. We estimate favorable weather in Q2 2022 resulted in a $3.0 million pretax benefit as compared to normal and a $1.0 million benefit as compared to Q2 2021. After-tax Earnings Per Share See slide 8 and “Non-GAAP Financial Measures” slide in the appendix for additional detail on this measure.

Utility Margin Bridge to Q2 2022 6 $2.0 Million (0.9%) decrease in Utility Margin due to items that impact Net Income. Pre-tax Earnings NOTE: Utility Margin is a non- GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure.

Operating Expense Bridge to Q2 2022 7 $2.8 Million (1.6%) increase in Operating Expenses due to items that impact Net Income. Pre-tax Earnings NOTE: Operating Expense excludes fuel, purchased supply and direct transmission expense.

Q2 2022 GAAP to Non-GAAP Earnings 8 The adjusted non-GAAP measures presented in the table are being shown to reflect significant items that are non- recurring or a variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). (2) Utility Margin is a non-GAAP Measure See the slide titled “Explaining Utility Margin” for additional disclosure.

Cash Flow 9 (YTD thru 6/30) Cash from Operating Activities increased by $128.3 million primarily due to: • $87.3 million increase* in collection of energy supply costs from customers, which includes costs incurred during a February 2021 prolonged cold weather event, and the under-collected position of Montana’s PCCAM for the July 2020 – June 2021 period; and • Refunds of approximately $20.5 million to our FERC regulated wholesale customers in the prior period. Funds from Operations increased by $16.5 million. * Includes $19.1 million for electric and $68.2 million for natural gas operations

2022 Earnings Bridge NorthWestern affirms 2022 earnings guidance range of $3.20 to $3.40 per diluted share based upon, but not limited to, the following major assumptions and expectations: • Normal weather in our electric and natural gas service territories; • A consolidated income tax rate of approximately 0% to 3% of pre-tax income; and • Diluted shares outstanding of approximately 55.6 million to 56.2 million. • An increased, yet more sustainable, level of operating expenses, along with dilution from equity financing of capital investment, is expected to be partially offset by organic growth and rate recovery*. • Dividend payout ratio is expected to exceed 60%-70% targeted range for 2022. • We continue to target a long-term earnings per share growth rate of 3%-6% off a 2020 base year. Note: “Rate Recovery” primarily a result of FERC formula rates and property tax trackers. Note: See “Detailed 2022 Earnings Bridge” slide in the Appendix for additional information. Guiding down to $3.20 to $3.40 primarily due to equity needed to support increased capital investment. 10

Capital Investment Forecast and Funding 11 NorthWestern’s $582 million Capital Plan for 2022 remains on track… $2.4 billion of low-risk capital investment forecasted over the next five years to address grid modernization and renewable energy integration. This sustainable level of capex is expected to drive annualized rate base growth of approximately 4%-5%. We expect to finance this capital with a combination of cash flows from operations, first mortgage bonds and equity issuances under existing forward contracts. Financing plans are subject to change and balance our intention to protect our current credit ratings. (targeting a 14%-15% FFO to Debt ratio)

Montana electric and natural gas rate filing…  Updating investment and cost of service from prior test periods (2015 natural gas and 2017 electric)  Expect to file in August 2022 We anticipate including proposals to reduce regulatory lag, improve cash flow to support credit ratings and enable us to compete for investor capital that will fund necessary future investment. 175 megawatt Yellowstone County generating project in Montana…  Construction began in April 2022  Total construction costs of approximately $275 million  (Approximately $53.7 million though June 30, 2022)  Current schedule anticipates commercial operation during the 2023-2024 winter season Electric Supply Resource Plans  South Dakota – expect to file an updated integrated resource plan in second half of 2022  Montana – expect to submit an integrated resource plan to the MPSC by the end of 2022 Looking Forward 12 The recently completed 58-megawatt Bob Glanzer Generating Station in Huron, South Dakota, provides on-demand resources to support the variability of wind and solar projects coming onto our system and the grid in our region and help serve our customers during extended periods of peak demand.

Conclusion 13 Pure Electric & Gas Utility Solid Utility Foundation Best Practices Corporate Governance Attractive Future Growth Prospects Strong Earnings & Cash Flows

14 Appendix

Our Net-Zero Vision 15 Over the past 100 years, NorthWestern Energy has maintained our commitment to provide customers with reliable and affordable electric and natural gas service while also being good stewards of the environment. We have responded to climate change, its implications and risks, by increasing our environmental sustainability efforts and our access to clean energy resources. But more must be done. We are committed to achieving net zero emissions by 2050. • Committed to achieving net-zero by 2050 for Scope 1 and 2 emissions • Must balance Affordability, Reliability and Sustainability in this transition • No new carbon emitting generation additions after 2035 • Pipeline modernization, enhanced leak detection and development of alternative fuels for natural gas business • Electrify fleet and add charging infrastructure • Carbon offsets likely needed to ultimately achieve net-zero • Please visit www.NorthWesternEnergy.com/NetZero to learn more about our Net Zero Vision. Appendix

Decrease in utility margin due to the following factors: $ (4.1) Electric QF liability adjustment (3.9) Lower transmission revenue (0.3) Higher non-recoverable Montana electric supply costs (0.2) Lower Montana natural gas production rates (annual step down) 3.9 Higher natural gas retail volumes 2.8 Higher electric retail volumes (0.2) Other $ (2.0) Change in Utility Margin Items Impacting Net Income 16 Utility Margin (Second Quarter) (dollars in millions) Three Months Ended June 30, 2022 2021 Variance Electric $ 185.7 $ 192.2 $ (6.5) (3.4%) Natural Gas 42.3 38.1 4.2 11.0% Total Utility Margin $ 228.0 $ 230.3 $ (2.3) (1.0%) (1) $ (0.7) Lower revenue from higher production tax credits, offset in income tax expense (0.4) Lower property taxes recovered in revenue, offset in property tax expense 0.5 Higher operating expenses recovered in revenue, offset in O&M expense 0.3 Higher gas prod. taxes recovered in revenue, offset in property and other taxes $ (0.3) Change in Utility Margin Offset Within Net Income $ (2.3) Decrease in Utility Margin (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure. (1) Appendix

Increase in operating expenses due to the following factors: $ 1.6 Higher insurance expense 1.4 Higher depreciation expense due to plant additions 0.5 Higher technology implementation and maintenance expense 0.4 Increase in uncollectible accounts (due to prior year collection of previously written off balances) (0.4) Decrease in expenses at our generation facilities (0.4) Lower property tax expense due to a decrease in the estimated state and local taxes (0.1) Lower labor and benefits (1) (0.2) Other miscellaneous $ 2.8 Change in Operating Expense Items Impacting Net Income Operating Expenses 17 (Second Quarter) (dollars in millions) Three Months Ended June 30, 2022 2021 Variance Operating & maintenance $ 53.3 $ 51.5 $ 1.8 3.5% Administrative & general 27.2 25.6 1.6 6.3% Property and other taxes 46.9 47.3 (0.4) (0.8%) Depreciation and depletion 48.2 46.8 1.4 3.0% Operating Expenses $ 175.6 $ 171.2 $ 4.4 2.6% $ 1.3 Higher pension and other postretirement benefits, offset in other income 0.5 Higher operating and maintenance expenses recovered in trackers, offset in revenue 0.2 Higher non-employee directors deferred compensation, offset in other income (0.4) Lower property and other taxes recovered in trackers, offset in revenue $ 1.6 Change in Operating Expense Items Offset Within Net Income $ 4.4 Increase in Operating Expenses $3.4 Appendix (1) We have included the change in the non- service cost component of our pension and other postretirement benefits, which is recorded within other income on our Condensed Consolidated Statements of Income, within the labor and benefits amount above in order to present the total change in labor benefits expenses. This change is offset below within this table as it does not affect our operating expenses.

Operating to Net Income 18 (dollars in millions) Three Months Ended June 30, 2022 2021 Variance Operating Income $ 52.4 $ 59.1 $ (6.7) (11.3%) Interest expense (24.0) (23.5) (0.5) (2.1%) Other income, net 2.9 3.0 (0.1) (3.3%) Income Before Taxes 31.2 38.6 (7.4) (19.2%) Income tax expense (1.4) (1.4) - 0.0% Net Income $ 29.8 $ 37.2 $ (7.4) (19.9%) (Second Quarter) $0.5 million increase in interest expenses was primarily due to higher interest on borrowings under our revolving credit facilities, partly offset by higher capitalization of AFUDC. $0.1 million decrease in other income includes a $2.5 million CREP penalty, partly offset by decrease in the non-service costs component of pension expense of $1.3 million and higher capitalization of AFUDC. Flat income tax expense was primarily lower pre-tax income offset by lower discrete flow-through repairs deductions in 2022 Q2 compared to the same period last year. Appendix

Tax Reconciliation 19 Appendix (Second Quarter)

2022 Earnings Bridge (detailed) 20 Assumptions included in the 2022 Guidance includes, but not limited to, the following major assumptions: • Normal weather in our electric and natural gas service territories; • A consolidated income tax rate of approximately 0 to +3.0% of pre-tax income; and • Diluted average shares outstanding of approximately 55.6 million to 56.2 million. NorthWestern affirms its 2022 earnings guidance range of $3.20 - $3.40 per diluted share and remains on track for its $582 million capital plan for 2022. Cash Tax Outlook We anticipate production tax and other credits to largely offset federal cash tax obligations into 2023. Effective Tax Rate Outlook Assuming no significant change in current tax legislation, we anticipate our effective tax rate to gradually increase to approximately 15% by 2026. * 2022 earnings drivers shown above are calculated using a 25.3% effective tax rate. The incremental tax impact line included above reflects anticipated changes in discrete tax items (such as tax repairs and meter deductions, production tax credits, and other permanent or flow-through items) from 2021 earnings to 2022 guidance. Appendix

EPS Range to Meet Guidance 21 The adjusted non- GAAP measures presented in the table are being shown to reflect significant items that are non- recurring or a variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. Appendix

2022 YTD GAAP to Non-GAAP Earnings 22 The adjusted non-GAAP measures presented in the table are being shown to reflect significant items that are non- recurring or a variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). (2) Utility Margin is a non-GAAP Measure See the slide titled “Explaining Utility Margin” for additional disclosure. Appendix

Weather / Hydro Conditions 23 Much needed snowfall blanketed Western Montana this spring, improving Snow Water Equivalent percentages – now reporting greater than their thirty year medians. (Missouri, Madison & Clark Fork Rivers and West Rosebud Creek) We estimated a $3.0 million pre-tax benefit as compared to normal and a $1.0 million benefit as compared to Q2 2021 with a longer heating season in April and May, partially offset by an overall cooler June. Appendix

Quarterly PCCAM Impacts 24 Appendix In 2017, the Montana legislature revised the statute regarding our recovery of electric supply costs. In response, the MPSC approved a new design for our electric tracker in 2018, effective July 1, 2017. The revised electric tracker, or PCCAM established a baseline of power supply costs and tracks the differences between the actual costs and revenues. Variances in supply costs above or below the baseline are allocated 90% to customers and 10% to shareholders, with an annual adjustment. From July 2017 to May 2019, the PCCAM also included a "deadband" which required us to absorb the variances within +/- $4.1 million from the base, with 90% of the variance above or below the deadband collected from or refunded to customers. In 2019, the Montana legislature revised the statute effective May 7, 2019, prohibiting a deadband, allowing 100% recovery of QF purchases, and maintaining the 90% / 10% sharing ratio for other purchases. Pre-tax Millions

Qualified Facility Earnings Adjustment 25 Appendix Our electric QF liability consists of unrecoverable costs associated with contracts covered under PURPA that are part of a 2002 stipulation with the MPSC and other parties. Risks / losses associated with these contracts are born by shareholders, not customers. Therefore, any mitigation of prior losses and / or benefits of liability reduction also accrue to shareholders.

Balance Sheet 26 Debt to Total Capitalization down from last year and remains within our targeted 50% - 55% range. Appendix

27 Segment ResultsAppendix (1) (1) (Second Quarter) (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure.

28 Electric SegmentAppendix (1) (Second Quarter) (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure.

29 Natural Gas SegmentAppendix (1) (Second Quarter) (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure.

Increase in utility margin due to the following factors: $ 3.5 Higher electric retail volumes 2.9 Higher natural gas retail volumes (4.1) Electric QF liability adjustment (0.9) Lower transmission revenue (0.7) Lower Montana natural gas production rates (annual step down) (0.3) Higher non-recoverable Montana electric supply costs 0.4 Other $ 0.8 Change in Utility Margin Impacting Net Income 30 Utility Margin (YTD Through 6/30) (dollars in millions) Six Months Ended June 30, 2022 2021 Variance Electric $ 379.8 $ 382.1 ($ 2.3) (0.6%) Natural Gas 107.5 104.4 3.1 3.0% Total Utility Margin $ 487.3 $ 486.5 $ 0.8 0.2% $ 2.1 Higher operating expenses recovered in revenue, offset in O&M expense 0.3 Higher gas production taxes recovered in revenue, offset in property & other taxes (2.1) Lower revenue from higher production tax credits, offset in income tax expense (0.3) Lower property taxes recovered in revenue, offset in property tax expense $ 0.0 Change in Utility Margin Offset Within Net Income $ 0.8 Increase in Utility Margin (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure. (1) Appendix

Increase in operating expenses due to the following factors: $ 3.3 Higher depreciation due to plant additions 2.2 Higher insurance expense 1.8 Higher technology implementation and maintenance expense 1.7 Increase in uncollectible accounts (due to prior year collection of previously written off balances) 0.8 Higher labor and benefits (1) 0.4 Higher line clearing expense (1.1) Lower property taxes due to a decrease in estimated state and local taxes (0.4) Lower expenses at our electric generation facilities (0.1) Other miscellaneous $ 8.6 Change in Operating Expense Items Impacting Net Income Operating Expenses 31 (YTD Through 6/30) (dollars in millions) Six Months Ended June 30, 2022 2021 Variance Operating & maintenance $ 106.1 $ 103.3 $ 2.8 2.7% Administrative & general 58.9 54.7 4.2 7.7% Property and other taxes 93.7 94.8 (1.1) (1.2%) Depreciation and depletion 97.1 93.8 3.3 3.5% Operating Expenses $ 355.8 $ 346.6 $ 9.2 2.7% $ 2.1 Higher operating and maintenance expenses recovered in trackers, offset in revenue 0.2 Higher pension and other postretirement benefits, offset in other income (1.4) Lower non-employee directors deferred compensation, offset in other income (0.3) Lower property and other taxes recovered in trackers, offset in revenue $ 0.6 Change in Operating Expense Items Offset Within Net Income $ 9.2 Increase in Operating Expenses $7.0 Appendix (1) We have included the change in the non- service cost component of our pension and other postretirement benefits, which is recorded within other income on our Condensed Consolidated Statements of Income, within the labor and benefits amount above in order to present the total change in labor benefits expenses. This change is offset below within this table as it does not affect our operating expenses.

Operating to Net Income 32 (dollars in millions) Six Months Ended June 30, 2022 2021 Variance Operating Income $ 131.5 $ 140.0 $ (8.5) (6.1%) Interest expense (47.7) (47.0) (0.7) (1.5%) Other income, net 7.6 8.6 (1.0) (11.6%) Income Before Taxes 91.4 101.7 (10.3) (10.1%) Income tax expense (2.5) (1.3) (1.2) (92.3%) Net Income $ 88.9 $ 100.3 $ (11.4) (11.4%) (YTD Through 6/30) $0.7 million increase in interest expenses was primarily due to higher interest on borrowings under our revolving credit facilities, partly offset by higher capitalization of AFUDC. $1.0 million decrease in other income primarily due to a CREP penalty of $2.5 million as well as a $1.4 million decrease in the value of deferred shares held in trust for non- employee directors deferred compensation, which is offset in general and administrative expense with no impact to net income. These unfavorable items are partly offset by a $0.2 million decrease in the non-service cost component of pension expense, which is offset in operating expense and higher capitalization of AFUDC. $1.2 million increase in income tax expense was primarily due lower discrete flow- through deductions partly offset by lower pretax income. Appendix

Tax Reconciliation 33 Appendix (YTD Through 6/30)

34 Segment ResultsAppendix (1) (1) (YTD Through 6/30) (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure.

35 Electric SegmentAppendix (1) (YTD Through 6/30) (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure.

36 Natural Gas SegmentAppendix (1) (YTD Through 6/30) (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure.

De-risking the Montana Capacity Deficit NorthWestern has made significant progress to de-risk the capacity deficit between now and 2025. These near term capacity solutions allow time for clarity on Colstrip arbitration, further development in the western markets, and ongoing technological advances. We expect to submit an updated integrated resource plan by the end of 2022 or early 2023*, followed by an all-source competitive solicitation request for capacity available in 2026. * Due to the significant impact of our ownership in Colstrip Unit 4 to the capacity available in our portfolio, the outcome in the arbitration amongst the co- owners may affect the timing of the submission of this plan. 37 Appendix

Appendix

Alternative Capacity Considerations

Yellowstone County RICE Generation

Capacity 96.5%* Credit

175 MW
Nameplate Needed

$275 Million **Cost to Build**
($1,571 per kW)

$ $ $

Wind Farm

Capacity ~13% Credit

1,222 MW
Nameplate needed

$2.1 BILLION **Cost to Build**
($1,718 per kW)

$ $ $ $ $ $ $ $ $ $
$ $ $ $ $ $ $ $ $ $
$

Solar Farm

Capacity ~5% Credit

3,077 MW
Nameplate needed

$4.1 BILLION **Cost to Build**
($1,327 per kW)

$ $ $ $ $ $ $ $ $ $
$ $ $ $ $ $ $ $ $ $
$ $ $ $ $ $ $ $ $ $
$ $ $ $ $ $ $ $ $ $
$

Note: Each dollar sign above represents $100 million of investment and the shaded area below represents the land requirement, according to generation type, to provide required capacity.



Yellowstone County RICE Facility ~10 acres
Land Requirement
Solar Farm ~18,500 acres
Wind Farm ~60,400 acres

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We expect to build the 175MW nameplate Yellowstone County Reciprocating Internal Combustion Engine (RICE) generation facility for approximately $275 million with capacity generation output of roughly 160 MW*.

If we were to build wind or solar to provide the equivalent 160 MW of capacity, we estimate a range of roughly $2.1 billion to $4.1 billion in capital costs – roughly 8 to 15 times our RICE units investment.

** Natural gas Reciprocating Internal Combustion Engine (RICE) facility capacity credit of 96.5% is further adjusted for altitude levels at our Yellowstone County location (160 MW capacity contribution versus 175 MW nameplate).*

Note: Capacity Credit factors are based on Effective Load Carrying Capability (ELCC) as of Dec. 2021.

The cost per kW per fuel type Cost and Performance Characteristics of New Generating Technologies, Annual Energy Outlook 2022 (eia.gov)

Cost Calculation: 160 MW of capacity from Yellowstone County RICE Facility. 160 MW divided by Capacity Credit then times the cost per fuel type equals total capex investment.

Rate Base & Authorized Return Summary 39 Appendix (1) The revenue requirement associated with the FERC regulated portion of Montana electric transmission and ancillary services are included as revenue credits to our MPSC jurisdictional customers. Therefore, we do not separately reflect FERC authorized rate base or authorized returns. (2) The Montana gas revenue requirement includes a step down which approximates annual depletion of our natural gas production assets included in rate base. (3) For those items marked as "n/a," the respective settlement and/or order was not specific as to these terms. Coal Generation Rate Base as a percentage of Total Rate Base Revenue from coal generation is not easily identifiable due to the use of bundled rates in South Dakota and other rate design and accounting considerations. However, NorthWestern is a fully regulated utility company for which rate base is the primary driver for earnings. The data to the left illustrates that NorthWestern only derives approximately 10 -14% of earnings from its jointly owned coal generation rate base.

Management believes that Utility Margin provides a useful measure for investors and other financial statement users to analyze our financial performance in that it excludes the effect on total revenues caused by volatility in energy costs and associated regulatory mechanisms. This information is intended to enhance an investor's overall understanding of results. Under our various state regulatory mechanisms, as detailed below, our supply costs are generally collected from customers. In addition, Utility Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs, as well as to analyze how changes in loads (due to weather, economic or other conditions), rates and other factors impact our results of operations. Our Utility Margin measure may not be comparable to that of other companies' presentations or more useful than the GAAP information provided elsewhere in this report. Explaining Utility Margin 40 (1) Utility Margin is a non-GAAP Measure. Appendix

Non-GAAP Financial Measures 41 Appendix

Non-GAAP Financial Measures 42 Appendix This presentation includes financial information prepared in accordance with GAAP, as well as other financial measures, such as Utility Margin, Adjusted Non-GAAP pretax income, Adjusted Non-GAAP net income and Adjusted Non-GAAP Diluted EPS that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. We define Utility Margin as Operating Revenues less fuel, purchased supply and direct transmission expense (exclusive of depreciation and depletion) as presented in our Consolidated Statements of Income. This measure differs from the GAAP definition of Gross Margin due to the exclusion of Operating and maintenance, Property and other taxes, and Depreciation and depletion expenses, which are presented separately in our Consolidated Statements of Income. A reconciliation of Utility Margin to Gross Margin, the most directly comparable GAAP measure, is included in this presentation. Management believes that Utility Margin provides a useful measure for investors and other financial statement users to analyze our financial performance in that it excludes the effect on total revenues caused by volatility in energy costs and associated regulatory mechanisms. This information is intended to enhance an investor's overall understanding of results. Under our various state regulatory mechanisms, as detailed below, our supply costs are generally collected from customers. In addition, Utility Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs, as well as to analyze how changes in loads (due to weather, economic or other conditions), rates and other factors impact our results of operations. Our Utility Margin measure may not be comparable to that of other companies' presentations or more useful than the GAAP information provided elsewhere in this report. Management also believes the presentation of Adjusted Non-GAAP pre-tax income, Adjusted Non-GAAP net income and Adjusted Non-GAAP Diluted EPS is more representative of normal earnings than GAAP pre-tax income, net income and EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled measures.

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